Exhibit 10.8

                           BOSTON EDISON COMPANY
                           ---------------------
                           PERFORMANCE SHARE PLAN
                           ----------------------


SECTION 1        AMENDMENT AND RESTATEMENT OF PLAN
                 ---------------------------------

     1.1 Amendment and Restatement of Plan. Boston Edison Company herewith amends and restates its Performance Share Plan, originally established effective January 1, 1989 as the Executive Long-Term Incentive Compensation Plan, and amended and restated effective January 1, 1991. This amendment and restatement is applicable to Plan Performance Periods commencing
January 1, 1994. The terms and provisions of the Plan as in effect prior to January 1, 1994 remain effective for Performance Periods commencing prior to January 1, 1994.

     1.2  Purpose.  The purpose of the Plan is as follows:

          To enhance Participant's focus on business directions beyond the annual budget cycle and to promote the achievement of long-term, strategic Company objectives.

          To motivate Participants to take actions that will enhance long-term shareholder value and minimize costs to customers.

          To strengthen team spirit through a vehicle that offers financial reward opportunities to Participants over a multi-year period.





























SECTION 2       DEFINITIONS
                -----------

     2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless expressly otherwise provided. When the defined meaning is intended, the term is capitalized.

  (a) The term "Award" means the allocation to a Participant at the beginning of a Performance Period of a Target Incentive Award that may be earned at the completion of the Performance Period. The Award is expressed in terms of a dollar amount.

  (b) The term "Base Salary" means a Participant's annual rate of pay in effect on the first day of the Performance Period or such other date specified by the Committee.

  (c) The term "Beneficiary" means the person or persons entitled to receive the interest of a Participant under the Plan in the event of the Participant's death as provided in Section 6 hereof.

  (d) The term "Board" means the Board of Directors of the Company, provided, however, that in the event of a Change in Control, the term "Board" shall mean the Board of Directors as constituted immediately prior to the Change in Control.

  (e) The term "Change in Control of the Company" shall mean and be deemed to have occurred if any one of the following events should take place:

     (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (i) the Company or any of its subsidiaries, (ii) any employee benefit plan (or related trust) of the Company or its subsidiaries, or (iii) any corporation with respect to which, following such acquisition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or












  (ii) individuals who, as of May 2, 1991, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual becoming a director subsequent to May 2, 1991, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

  (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation.

  (f) The term "Chief Executive Officer" means the Chief Executive Officer of the Company.

  (g) The term "Committee" means the Executive Personnel Committee of the Board, provided, however, that in the event of a Change in Control, the term "Committee" shall mean the Executive Personnel Committee of the Board as constituted immediately prior to the Change in Control.

  (h) The term "company" means Boston Edison Company and any successor thereto that adopts the Plan.

  (i) The term "Disability" means total disability as defined in the long-term disability plan in effect for the Company.

  (j) The term "Employee" means any person (including any officer) employed by the Company on a regular, active, full-time salaried basis who is in a position meeting the defined eligibility criteria for participation in the Plan.

  (k) The term "Layoff" means the involuntary termination caused by the elimination of the Participant's position.

  (l) The term "Participant" means an Employee of the Company who has been selected to participate in the Plan for a stipulated Performance Period by the Committee.

  (m) The term "Payout" means the actual cash payment to the Plan Agent on behalf of the Participant at the end of a Performance Period based on the attainment of Performance Goals and the Performance Payout Formula.

  (n) The term "Performance Payout Formula" means the specific relationship between the degree to which Performance Goals are attained over the term of the Performance Period and the Payout as a percent of the Target Incentive Award. The Performance Payout Formula will vary by Performance Goal, as designated by the Committee at the beginning of each Performance Period. However, in no event shall the Payout exceed 150% of the original Target Incentive Award.

  (o) The term "Performance Goals" means the specified long-term performance objectives that, if all are fully attained, shall result in a 100% payment of the Target Incentive Award in accordance with the Performance Payout Formula. In general, Performance Goals shall reflect performance of the Company as a whole. However, some participants (e.g., Nuclear executives) may be assigned goals specific to their particular business unit.

  (p) The term "Performance Period" means a multi-year period of consecutive years beginning with the year in which a Target Incentive Award is granted. The Committee will designate the duration of each Performance Period provided, however, that no Performance Period shall be less than two years nor more than five years in length.

  (q) The term "Plan Agent" means the First National Bank of Boston or such other individual or entity as shall be selected by the Committee.

  (r) The term "Retirement" means retirement as defined in the retirement plan in effect for the Company.

  (s)  The term "Stock" means the Common Stock of the Company.

  (t) The term "Target Incentive Award" means the anticipated individual incentive Award to be paid to a Participant in the event Performance Goals are fully achieved. Such Target Incentive Award shall be determined by the Committee and shall be expressed as a percentage of the Participant's Base Salary.

  (u) The term "Weighting" means the assignment to different Performance Goals in a Performance Period of relative importance and influence on the Payout. For example, one Performance Goal may be weighted at 40% and the other at 60%. This will mean that 40% of the Payout will be determined by achievement of the first Performance Goal.

  2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine, and the definition of any term in the singular may include the plural.

SECTION 3  ELIGIBILITY AND PARTICIPATION
           -----------------------------

  3.1 Eligibility and Participation. Eligibility for participation in the Plan shall be limited to those Employees grade 45 and above who, by the nature and scope of their position, regularly and directly make, influence, or implement policy decisions which significantly impact the overall long-term results or success of the Company. Specific criteria for participation will be determined by the Committee prior to the beginning of each Performance Period and nominations for participation in accordance with such criteria will be reviewed by the Committee at the beginning of each Performance Period. Employees approved for participation shall be notified of their selection as soon as practical following approval.

  3.2 Termination of Employment. No Payout shall be made for a Performance Period for a Participant whose employment with the Company is terminated during the Performance Period for reasons other than death, Layoff, Retirement, or Disability, unless his termination was due to a cause approved by the Committee. In the event of termination of employment for reasons of death, Layoff, Retirement, or Disability, or an approved cause, a prorated payment may be made on the basis of the Participant's actual employment and achievement of Performance Goals during the Performance Period, as determined by the Committee at its sole discretion.

  3.3 No Rights Conferred. Selection for participation in the Plan in any one Performance Period shall not confer on the Participant the right to participate in the Plan for any other Performance Period. Furthermore, nothing in the Plan or in any Award under the Plan shall confer on any Participant any right to continue in the employ of the Company or affect the right of the Company to terminate a Participant's employment at any time.

SECTION 4  AWARD GRANTS AND PAYOUT DETERMINATION
           -------------------------------------

  4.1 Award Grants. The Committee in its sole discretion may grant Awards to eligible Participants on an annual basis. It is intended that Performance Periods will overlap. However, Awards do not necessarily have to be granted on an annual basis. Awards will be earned by Participants during the Performance Period if and to the extent the Performance Goals are met.

  4.2 Establishment of Performance Goals, Weightings, and Performance Payout Formulas. In advance of each Performance Period, the Committee shall establish the appropriate Performance Goals, Weightings, and Performance Payout Formulas for purposes of the Plan. Performance Goals, Weightings, and Performance Payout Formulas may vary by Participant in the Plan and Performance Period. The degree to which Awards are earned by achievement of one Performance Goal shall have no direct effect on the determination of Awards earned by achievement of other Performance
Goals. To establish the Performance Goals, Weightings, and Performance Payout Formulas for each Performance Period, the Committee will use any information it considers relevant regarding the likely performance of the Company. The Performance Goals, Weightings, and Performance Payout Formulas will be communicated to Participants as soon as practicable following their determination by the Committee. If during a Performance Period the Committee determines a change in the Company's business, operations, corporate or capital structure, the manner in which it conducts business or any other change to be extraordinary and material and determines that, as a result of such change, the established Performance Goals, Weightings, and Performance Payout Formulas are no longer appropriate, the Committee may make modifications as it deems appropriate and equitable in the Committee's sole and absolute discretion.

  4.3 Assignment of Target Incentive Awards. For each Performance Period, the Committee shall determine and assign the Target Incentive Award for each Participant. Such determination shall be based on the assessed impact the Participant's position exerts on overall Company results.

  4.4 Determination of Payouts. Payouts may vary above and below the Target Incentive Awards as determined in Section 4.2 preceding, dependent upon the achievement of the established Performance Goals, in accordance with the Weightings and Performance Payout Formulas prescribed by the Committee. The Payouts on behalf of a non-officer or a Participant below the level of Senior Vice President must be approved by the Committee. Payment of the Payout on behalf of the Chief Executive Officer and any other Participant who is a Senior Officer of the Company will be approved by the Board. The Committee's determination of the Payouts shall be final, binding, and conclusive.





  4.5 Limitation on Amounts Available for Payouts. The aggregate amount available each Plan Year for Payouts shall be limited to 3% of annual net income of the Company. The Committee may, at its discretion, set any limit on the aggregate dollar amount available for Payouts during any Performance Period. To the extent Payouts need to be limited in a Performance Period, Awards will be reduced on a prorated basis.

SECTION 5  PAYOUT
           ------

  5.1 Payout. A Participant's Payout shall be paid to the Plan Agent on behalf the Participant no later than 90 days after publication of the Company's audited financial statements reflecting the last fiscal year of the Performance Period (the "Payout Date") and, subject to Sections
5.3 and 5.5, shall be applied by the Plan Agent to the purchase of Stock in accordance with Section 7.3.

  5.2 Payment on Death, Layoff, Disability, and Retirement. Prorated payments that are made pursuant to Section 3.2 shall be paid to the Plan Agent on behalf of the Participant, or in the event of death, on behalf of the Participant's Beneficiary, as soon as practicable after termination of employment. The payments to be prorated shall be restricted to those payable for the performance cycle ending with the calendar year in which the employee terminates employment. Prorated payments, subject to Section 5.5, shall be applied by the Plan Agent to the purchase of Stock in accordance with Section 7.3.

  5.3 Deferral of Payouts. Notwithstanding any provisions of the Plan to the contrary, Payouts may be deferred at the election of the Participant in accordance with the applicable provisions of the Company's Deferred Compensation Plan. In the event of such election, all aspects of Payouts shall be governed by the applicable provisions of the Company's Deferred Compensation Plan.

  5.4 Payment Upon Change in Control. In the event of a Change in Control of the Company, each Award theretofore granted will be paid by the Company in cash directly to the Participants in a prorated amount based on performance to date as designated by the Committee in its sole and absolute discretion. Payments shall be made within 60 days of the Change in Control of the Company.

  5.5 Maximum Number of Shares: Stockholder Approval. The aggregate number of shares of Stock purchased by the Plan Agent on behalf of Participants who are officers (within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended) ("Officers") shall not exceed 1,500,000. In the event that prior to the first Payout
Date under the Plan the Plan has not been approved by the stockholders of the Company, or the Plan Agent has purchased the maximum number of shares of Stock available under the Plan, all Payouts for Participants who are Officers shall be paid in the form of cash paid directly to the Participant or Participant's Beneficiary.









SECTION 6  DESIGNATION OF BENEFICIARIES
           ----------------------------

     A Participant may designate a Beneficiary or Beneficiaries who in the event of the Participant's death are to receive the Stock that otherwise would have been delivered to the Participant. All designations shall be in writing and shall be effective only if and when delivered to the Committee during the lifetime of the Participant. A Participant may, from time to time during his lifetime, change his Beneficiary or Beneficiaries by a written instrument delivered to the Committee. If a Participant designates a Beneficiary without providing in the designation that the Beneficiary must be living at the time of each Payout, the designation shall vest in the Beneficiary all of the Payouts whether payable before or after the Beneficiary's death, and any Payouts remaining upon the Beneficiary's death shall be made to the Beneficiary's estate. In the event a Participant shall not designate a Beneficiary or Beneficiaries as aforesaid, or if for any reason such designation shall be ineffective, in whole or in part, the Stock that otherwise would have been delivered to such Participant shall be paid to the Participant's beneficiary as designated by the Participant in the Company's group life insurance program. In the event the Participant's beneficiary as designated in the Company's group life insurance program is ineffective, in whole or in part, the Stock shall be delivered to the Participant's estate and in such event the term "Beneficiary" shall include his estate.

SECTION 7  ADMINISTRATION
           --------------

  7.1 The Committee. This Plan shall be administered by the Committee in accordance with rules that it may establish from time to time that are not inconsistent with the provisions of the Plan. The Committee shall be responsible for the following:

     7.1.1  Selecting the Performance Period.

     7.1.2  Approving the Participants for each Performance Period.

     7.1.3 Approving appropriate Performance Goals, Weightings, and Performance Payout Formulas. Making adjustments in extraordinary situations.

     7.1.4  Approving the Target Incentive Awards and Payouts.

     7.1.5 Ruling on the inclusion of any extraordinary profit and loss items for the purposes of accounting for payments.

  7.2 The Corporate Staff Departments. Corporate staff departments shall be responsible for providing support to the Committee in carrying out its responsibilities. These tasks include, but are not necessarily limited to, the following:

     7.2.1 Maintain and updating plan documentation and administration guides.

     7.2.2  Designing the necessary forms for ongoing plan administration.

     7.2.3 Maintaining a database of Participants, Awards, and Payouts for control purposes.

     7.2.4  Preparing periodic tax guidelines for circulation to Participants.

  7.3 The Plan Agent. On each Award Date, or as soon thereafter as possible, the Company shall provide the Plan Agent with cash in an amount equal to the Payouts for each Participant in the Plan net of of any applicable withholding taxes. The Plan Agent shall use such funds to purchase on behalf of each Participant the maximum number whole shares of Stock on the open market as promptly as possible.
The Plan Agent shall submit all shares purchased pursuant to the Plan to a transfer agent (the "Transfer Agent") for the Stock, and arrange to have new certificates issued in the names of the Participants entitled thereto. Any funds from Payouts on behalf of a Participant remaining after the purchase of the maximum number of whole shares of Stock which can be purchased with such Payout shall be paid directly to the Participant. All expenses of the Plan Agent and the Transfer Agent, including brokerage and similar costs, shall be paid by the Company.

SECTION 8  AMENDMENTS
           ----------

     The Board and the Committee, in its absolute discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely, provided that no such modification, amendment, suspension, or termination may without the consent of a Participant, or his Beneficiary in the case of the death of the Participant, reduce the right of a Participant, or his Beneficiary as the case may be, to a Payout or distribution hereunder to which he is otherwise entitled in accordance with the provisions contained in Section 5 of this Plan.

SECTION 9  APPLICABLE LAWS
           ---------------

     This Plan shall be construed, administered, and governed in all respects under and by the laws of the Commonwealth of Massachusetts.

SECTION 10  MISCELLANEOUS
            -------------

  10.1 Nontransferability. A Participant's rights and interest under the Plan, including Payouts, may not be assigned, pledged, or transferred except, in the event of a Participant's death, to his or her designated Beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

  10.2 Holding Period. Shares of Stock purchased by the Plan Agent under the Plan on behalf of Participants who are Officers may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of for a period of six months from the date of issuance of the certificate thereof to such Participants.

  10.3 Relationship to Other Benefits. No Payout or other payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, group insurance, or other benefit plan of the Company.

  10.4 Expenses. All expenses of administering the Plan shall be borne by the Company and shall not be charged to any Participant or to any payments due any Participant.


                                        Boston Edison Company




                                   By:  /s/ Marc S. Alpert
                                        ---------------------------
                                        Vice President and Treasurer



Date:  October 24, 1994
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